EXHIBIT 10.2

ADMINISTRATION AGREEMENT

THIS ADMINISTRATION AGREEMENT, dated as of June 1, 2014 (this “Agreement”), is among California Republic Auto Receivables Trust 2014-2, a Delaware statutory trust (the “Issuer”), California Republic Bank, a California corporation authorized to transact a banking business (“CRB”), as Administrator (the “Administrator”), Wilmington Trust, National Association, a national banking association with trust powers, as Owner Trustee (the “Owner Trustee”) and Deutsche Bank Trust Company Americas, a New York banking corporation, not in its individual capacity but solely as Indenture Trustee (the “Indenture Trustee”).

WITNESSETH:

WHEREAS, the Issuer was established as a separate statutory trust in accordance with the Delaware Statutory Trust Act, 12 Del. C. § 3806(1)(b), et seq. pursuant to a trust agreement that has been amended and restated as of June 1, 2014 (the “Trust Agreement”), among California Republic Funding, LLC, a Delaware limited liability company, (“Depositor”) and the Owner Trustee.

WHEREAS, the Issuer is issuing certain notes (the “Notes”) pursuant to an indenture, dated as of June 1, 2014 (the “Indenture”), between the Issuer and the Indenture Trustee.

WHEREAS, pursuant to a sale and servicing agreement, dated as of June 1, 2014 (the “Sale and Servicing Agreement”), among the Issuer, the Depositor, CRB, the Backup Servicer and the Indenture Trustee, the Issuer is required to perform certain duties in connection with the Notes and the collateral pledged as security therefor pursuant to the Indenture (the “Collateral”).

WHEREAS, the Issuer, the Indenture Trustee and the Owner Trustee desire that the Administrator perform certain duties of the Issuer and the Owner Trustee under the Sale and Servicing Agreement and the Indenture and to provide such additional services that are consistent with the terms of this Agreement as the Issuer and the Owner Trustee may from time to time request.

WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Owner Trustee on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.     Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Trust Agreement or Appendix A to the Sale and Servicing Agreement, respectively.

2.     Duties of the Administrator.

(a)   Duties with Respect to the Issuer.

(i)     The Administrator agrees to perform all its duties as Administrator as set forth herein, and the duties of the Issuer and the Owner Trustee as specified herein, pursuant to a power of attorney substantially in the form of Exhibit A hereto. In addition, the Administrator shall consult with the Owner Trustee regarding the duties of the Owner Trustee or the Issuer under the Indenture and the Sale and Servicing Agreement. The Administrator shall prepare for execution by the Owner Trustee on behalf of the Issuer, or shall cause the preparation by other appropriate persons or entities of, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer and Owner Trustee to prepare, file or deliver pursuant to the Sale and Servicing Agreement or the Indenture. In addition, the Administrator shall take or cause the Issuer to take all action that is the duty of the Issuer to take pursuant to the Sale and Servicing Agreement, the Indenture and the related agreements and the Basic Documents to which the Issuer is a party, except (i) any such duties that constitute Non-Ministerial Matters (as described in Section 2(c) below), (ii) duties that are expressly identified to be performed by the Owner Trustee or another Person on behalf of the Issuer, (iii) duties constituting payment obligations of the Issuer, including duties under Article V of the Sale and Servicing Agreement (it being understood and agreed that the Administrator in its individual capacity shall not be responsible for any payment obligations of the Issuer), and (iv) duties under Section 3.01 of the Indenture.

In furtherance of and subject to the foregoing, the Administrator shall take all appropriate action that is the duty of the Issuer or the Owner Trustee to take pursuant to the Indenture including such of the foregoing as are required with respect to the following matters under the Indenture (parenthetical section references are to sections of the Indenture unless otherwise specified):

(A)     the preparation of or obtaining of the documents and instruments required for authentication of the Notes and delivery of the same to the Indenture Trustee (Section 2.02);

(B)       the duty to cause the Register to be kept and to give the Indenture Trustee notice of any appointment of a new Registrar and the location, or change in location, of the Register (Section 2.04);

(C)       the duty to cause an office to be maintained in Jacksonville, Florida, for registration of transfer or exchange of Notes (Section 3.02);

(D)      the duty to cause newly appointed Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust and the giving of direction to Paying Agents to pay to the Indenture Trustee all sums held in trust by such Paying Agents (Section 3.03);

(E)       the direction to Paying Agents, if any, other than the Indenture Trustee, to deposit moneys with the Indenture Trustee (Sections 3.03 and 4.03);

(F)     the obtaining and preservation of the Issuer’s qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes and the Collateral (Section 3.04);

(G)     the preparation of all such supplements and amendments to the Indenture and all such UCC financing statements, continuation statements, instruments of further assurance and other instruments and the taking of such other action as is necessary or advisable to protect the Collateral as set forth in the Indenture and to obtain and maintain, for the benefit of the Indenture Trustee on behalf of the Noteholders, a first Lien on, and a first priority, perfected security interest in, the Collateral (Section 3.05);

(H)     the delivery of the Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel as to the Collateral, and the annual delivery of the Officer’s Certificate as to compliance with the Indenture (Sections 3.06 and 3.09);

(I)       the delivery of an Officer’s Certificate of the Issuer to the Indenture Trustee concerning the identity of each Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.07(b));

(J)     the delivery of written notice to the Indenture Trustee, the Rating Agencies and Noteholders of a Servicer Termination Event under the Sale and Servicing Agreement and, if such Servicer Termination Event arises from the failure of the Servicer to perform any of its duties under the Sale and Servicing Agreement, the taking of all reasonable steps available to remedy such failure (Section 3.07(d));

(K)     the delivery of notice to the Indenture Trustee and the Noteholders of the termination of the Servicer’s rights and powers pursuant to the Sale and Servicing Agreement and, as soon as a Successor Servicer is appointed, the delivery of written notice to the Indenture Trustee and the Noteholders of such appointment (Section 3.07(e));

(L)     the duty to cause the Servicer to comply with the Sale and Servicing Agreement (Section 3.13);

(M)     the delivery of written notice to the Indenture Trustee and the Rating Agencies of each Event of Default under the Indenture, each default on the part of the Seller, the Servicer or the Depositor of their respective obligations under the Sale and Servicing Agreement and each default on the part of the Seller or the Purchaser of its obligations under the Receivables Purchase Agreement (Section 3.18);

(N)     the monitoring of the Issuer’s obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officer’s Certificate and the obtaining of an Opinion of Counsel relating thereto (Section 4.01);

(O)     the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of Collateral (Section 4.04);

(P)     the compliance with any written directive of the Indenture Trustee (with the consent of the applicable requisite Noteholders as set forth in Section 5.04 of the Indenture and subject to the other applicable provisions of Section 5.04) with respect to the sale of the Collateral in a commercially reasonable manner if an Event of Default shall have occurred and be continuing (Section 5.04(a));

(Q)     the requesting of information to facilitate compliance by the Issuer with Rule 15Ga-1 under the Exchange Act. (Section 6.05(b));

(R)     the delivery to the Indenture Trustee of the information necessary to deliver to each Noteholder such information as may be reasonably required to enable such Holder to prepare its United States federal and state income tax returns (Sections 6.06 and 7.04(b));

(S)     the preparation and delivery of notice to Noteholders of the resignation or removal of the Indenture Trustee and the appointment of a successor Indenture Trustee (Section 6.08);

(T)     the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Sections 6.08 and 6.10);

(U)     the furnishing to the Indenture Trustee with the names and addresses of Noteholders during any period when the Indenture Trustee is not the Registrar (Section 7.01);

(V)     the opening of one or more accounts in the Indenture Trustee’s name, the preparation and delivery of Issuer Orders, Officer’s Certificates and Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Trust Accounts (Section 8.02 of the Indenture and Section 5.01 of the Sale and Servicing Agreement);

(W)     the preparation of an Issuer Request and Officer’s Certificate and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Collateral (Sections 8.04 and 8.05);

(X)     the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and the mailing to the Noteholders and the Rating Agencies of required notices with respect to such supplemental indentures (Sections 9.01, 9.02 and 9.03);

(Y)     the execution and delivery of new Notes conforming to any supplemental indenture (Section 9.05);

(Z)     the notification to Noteholders of redemption of the Notes or the causing of the Indenture Trustee to provide such notification (Section 10.02);

(AA)   without duplication the preparation and delivery of all Officer’s Certificates, Independent Certificates and Opinions of Counsel with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.01(a));

(BB)   the preparation and delivery of Officer’s Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture to the extent permitted thereunder (Section 11.01(b));

(CC)   the notification of the Rating Agencies, upon the failure of the Indenture Trustee to give notification, when required pursuant to Section 11.04 of the Indenture (Section 11.04);

(DD)   the preparation and delivery to Noteholders and the Indenture Trustee of any agreements with respect to alternate payment and notices in accordance with the notice provisions of such agreements (Section 11.06);

(EE)   the recording of the Indenture, if applicable (Section 11.14); and

(FF)   performance by the Issuer of the covenants and agreements set forth in Article XII of the Indenture applicable to it and to otherwise comply with the terms of Article XII of the Indenture.

(b)   Additional Duties.

(i)     In addition to the duties of the Administrator set forth above, the Administrator shall perform such calculations and shall prepare or shall cause the preparation by other appropriate persons of, and shall execute on behalf of the Issuer or the Owner Trustee, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Basic Documents or Section 6.05 of the Trust Agreement, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to the Basic Documents. In furtherance of the performance by the Administrator of its duties hereunder, the Owner Trustee shall, on behalf of itself and of the Issuer, execute and deliver to the Administrator and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A hereto, appointing the Administrator to be the attorney-in-fact of the Owner Trustee and the Issuer for the purpose of executing on behalf of the Owner Trustee and the Issuer all such documents, reports, filings, instruments, certificates and opinions referenced in this Agreement. Subject to Section 5, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and are reasonably within the capability of the Administrator.

(ii)     The Administrator shall be responsible for promptly notifying the Owner Trustee and the Paying Agent in the event that any withholding tax is imposed on the payments (or allocations of income) to a Certificateholder as contemplated in Section 5.02(d) of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Owner Trustee and the Paying Agent pursuant to such provision.

(iii)     In connection with paragraph (ii) above, tax counsel to the Administrator will provide prior to the first payment on the Certificates, an opinion of counsel in form and substance satisfactory to the Owner Trustee as to whether any tax withholding is then required and, if required, the procedures to be followed with respect thereto to comply with the requirements of the Code, to be updated in each instance that any additional tax withholding is subsequently required or any previously required tax withholding shall no longer be required.

(iv)     The Administrator shall perform the duties of the Administrator required to be performed by it under the Trust Agreement.

(v)     In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions or otherwise deal with any of its affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer or the Owner Trustee and shall be no less favorable to the Issuer than would be available from unaffiliated parties.

(vi)     If requested by the Depositor for purposes of compliance with its reporting obligations under the Exchange Act, the Administrator will provide to the Depositor and the Servicer on or before March 31 of each year beginning March 31, 2015, the servicing criteria assessment required to be filed in respect of the Issuer under the Exchange Act under Item 1122 of Regulation AB if periodic reports under Section 15(d) of the Exchange Act, or any successor provision thereto, are required to be filed in respect of the Issuer and shall cause a firm of independent certified public accountants, who may also render other services to the Administrator, the Servicer, the Seller or the Depositor, to deliver to the Depositor and the Servicer the attestation report that would be required to be filed in respect of the Issuer under the Exchange Act if periodic reports under Section 15(d) of the Exchange Act, or any successor provision thereto, were required to be filed in respect of the Issuer. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act, including CF Rules of Construction that in the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. The Administrator and the Depositor acknowledge and agree that the purpose of this Section is to facilitate compliance by the Depositor with the provisions of Regulation AB and the related rules and regulations of the

Commission. The Depositor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission under the Securities Act and the Exchange Act. The Administrator acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel or otherwise, and the Administrator agrees to comply with all reasonable requests made by the Depositor in good faith for delivery of information and shall deliver to the Depositor all information and certifications reasonably required by the Depositor to comply with its Exchange Act reporting obligations, including with respect to any of its predecessors or successors. The obligations of the Administrator to provide such information shall survive the removal or termination of the Administrator as Administrator hereunder.

(c)     Non-Ministerial Matters.

(i)     With respect to matters that in the reasonable judgment of the Administrator are Non-Ministerial (as defined below), the Administrator shall not be under any obligation to take any action; and in any event shall not take any action unless the Administrator shall have received instructions from the Owner Trustee or from the Persons entitled to vote with respect thereto under the Trust Agreement. For the purpose of the preceding sentence, matters that are “Non-Ministerial” shall include, without limitation:

(A)     the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer;

(B)     the appointment of successor Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators or Successor Servicers, or the consent to the assignment by the Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture;

(C)     the removal of the Owner Trustee; and

(D)     the removal of the Indenture Trustee and the appointment of any successor Indenture Trustee;

provided, however, that the Administrator may, with the consent of the Owner Trustee, the Indenture Trustee or the Persons entitled to vote with respect thereto, under the Trust Agreement, take any action with respect to Non-Ministerial matters that the Administrator, in its good faith judgment, deems to be the best interests of the Issuer. The Administrator shall be entitled to be reimbursed by the Issuer for any expenses or liabilities incurred without willful misconduct, bad faith or negligence in connection with Non-Ministerial Matters.

(ii)     Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not, take any action that the Issuer or the Owner Trustee (with the consent of Noteholders representing a majority of the Note Balance of the Notes Outstanding of the Controlling Class) directs the Administrator not to take on its behalf.

3.     Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer and the Noteholders at any time during normal business hours.

4.     Compensation. As compensation for the performance of the Administrator’s obligations under this Agreement related thereto and as reimbursement for its expenses, the Administrator shall be entitled to a fee equal to $5,000 per annum (the “Administration Fee”), which fee shall be paid by the Servicer out of the Servicing Fee.

5.     Independence of the Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer, the Owner Trustee or the Indenture Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly set forth herein or otherwise authorized by the Issuer, Owner Trustee or Indenture Trustee, the Administrator, as applicable, shall have no authority to act for or represent the Issuer, the Owner Trustee or the Indenture Trustee in any way and shall not otherwise be deemed an agent of the Issuer, the Owner Trustee or the Indenture Trustee.

6.     No Joint Venture. Nothing contained in this Agreement shall (i) constitute the Administrator and the Issuer, the Owner Trustee or the Indenture Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) be construed to impose any liability as such on any of them, or (iii) be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

7.     Other Activities of the Administrator. Nothing herein shall prevent the Administrator or its affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an Administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

8.     Term of Agreement; Resignation and Removal of Administrator.

(a)   This Agreement shall continue in force until the termination of the Issuer, upon which event this Agreement shall automatically terminate.

(b)   The Administrator shall not be permitted to resign from the obligations and duties hereby imposed on it, except subject to Section 8(e) upon the determination that such obligations and duties hereunder are no longer permissible under applicable law or are in material conflict, by reason of applicable law, with any other activities carried on by it. Any such determination permitting the resignation of the Administrator shall be evidenced by an opinion of counsel satisfactory to the Owner Trustee to such effect delivered to the Issuer.

(c)   Subject to Section 8(e), the Issuer may remove the Administrator without cause by providing the Administrator with at least sixty (60) days’ prior written notice.

(d)   Subject to Section 8(e), the Administrator may be removed immediately, at the sole option of the Issuer, upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:

(i)     the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten (10) days (or, if such default cannot be cured in such time, shall not give within ten (10) days such assurance of cure as shall be reasonably satisfactory to the Issuer);

(ii)   a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within sixty (60) days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding up or liquidation of its affairs or FDIC is appointed as conservator or receiver; or

(iii)  the Administrator shall commence a voluntary case under any applicable Insolvency Event, bankruptcy, receivership, or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

The Administrator agrees that if any of the events specified in clauses (i), (ii) or (iii) of this Section shall occur, it shall give written notice thereof to the Issuer, the Owner Trustee and the Indenture Trustee within seven (7) days after the happening of such event.

(e)   No resignation or removal of the Administrator pursuant to this Section shall be effective until (i) a successor Administrator shall have been appointed by the Issuer (with the consent of the Issuer and the Owner Trustee which consent shall not be unreasonably withheld) and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

(f)   The appointment of any successor Administrator shall be effective only if the Rating Agency Condition is satisfied.

(g)   The successor Administrator shall execute, acknowledge and deliver a written acceptance of its appointment hereunder to the resigning Administrator and to the Issuer. Thereupon the resignation or removal of the resigning Administrator shall become effective, and the successor Administrator shall have all the rights, powers and duties of the Administrator under this Agreement. The successor Administrator shall mail a notice of its succession to the Noteholders. The resigning Administrator shall promptly transfer or cause to be transferred all property and any related agreements, documents and statements held by it as Administrator to the successor Administrator and the resigning Administrator shall execute and deliver such instruments and do other things as may reasonably be required for fully and certainly vesting in the successor Administrator all rights, power, duties and obligations hereunder.

(h)   In no event shall a resigning Administrator be liable for the acts or omissions of any successor Administrator hereunder.

(i)   In the exercise or administration of its duties hereunder or under any power of attorney the Administrator may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, if such agents or attorneys shall have been selected by the Administrator with due care, provided that any such delegation shall not release the Administrator from its obligations hereunder.

9.     Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 8(a) or the resignation or removal of the Administrator pursuant to Sections 8(b), (c) or (d), respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 8(a) deliver to the Issuer all property and documents of or relating to the Notes or the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Sections 8(b), (c) or (d), respectively, the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

10.     Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

(a)     If to the Issuer or Owner Trustee, to:

California Republic Auto Receivables Trust 2014-2

c/o Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-0001

Attention: Corporate Trust Administration

(b)     If to the Administrator, to:

California Republic Bank

18400 Von Karman, Suite 1100

Irvine, California 92612

Attention: Jon Wilcox

(c)     If to the Indenture Trustee, to:

Deutsche Bank Trust Company Americas

c/o DBNTC

100 Plaza One, 6th Floor

MS JCY03-0699

Jersey City, New Jersey 07311

or to such other address as any such party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand delivered to the address of such party as provided above.

11.     Amendments.

(a)     It shall be a condition to the execution and delivery of any amendment to be entered into pursuant to this Section 11 that the Rating Agency Condition be satisfied with respect to such amendment.

(b)     This Agreement may be amended by the parties hereto, with prior written notice to the Rating Agencies and the prior written consent of the Noteholders representing a majority of the Note Balance of the Controlling Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders.

(c)     Notwithstanding anything to the contrary in the foregoing, this Agreement may not be amended in any way that would: (i) materially and adversely affect the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, privileges, indemnities, duties or obligations under this Agreement without the prior written consent of such Person; or (ii) significantly change the permitted activities or powers of the Issuer even if such amendment would not have an adverse effect on the Noteholders, without the consent of the Holders representing at least a majority of the Note Balance of the Notes Outstanding; provided, however, this Agreement may be amended without the consent of the Noteholders to cure any ambiguity, to correct or supplement any provision hereof that may be defective or inconsistent with any other provision of this Agreement, to add or supplement any credit enhancement arrangement or to add any covenants, restrictions or obligations of the parties to this Agreement, or to make other changes that, in the Opinion of Counsel, do not have a material and adverse effect on the interests of the Noteholders nor increase or reduce in any manner the amount of, or accelerate or delay the timing of collections on the Receivables or payments that are to be made hereunder for the benefit of the Noteholders. The Indenture Trustee shall have the right to receive such Opinion of Counsel.

12.     Successors and Assigns. This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer, the Owner Trustee and the Indenture Trustee at the written direction of the Noteholders representing a majority of the Note Balance of the Notes Outstanding of the Controlling Class and unless the Rating Agency Condition is satisfied. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer or the Owner Trustee; provided, the consent of the Indenture Trustee acting at the written direction of the Noteholders representing a majority of the Note Balance of the Notes Outstanding of the Controlling Class is obtained, which consent will not unreasonably be withheld (a) to a successor administrator located outside the State of California if the tax advisers to the Issuer have advised the Administrator in writing that assignment of this Agreement to such successor is necessary in order to avoid the imposition by the State of California of any tax on the gross income of the Issuer or on dealer intangibles deemed to be held by the Issuer as a result of the Issuer being considered to be located in California or (b) to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator; provided, further, that any such successor organization described in clause (a) or (b) executes and delivers to the Issuer, the Owner Trustee and the Indenture Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

Each of the parties hereto hereby acknowledges, consents and agrees to any transfer (including assignment, mortgage, pledge or grant of a security interest) by the Issuer to the Indenture Trustee and the Noteholders in accordance with the terms of the Indenture of all of the Issuer’s rights hereunder.

13.     GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

14.     Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

15.     Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally:

(a)     submits for itself and its property in any legal action relating to this Indenture or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)     consents that any such action may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action in any such court or that such action was brought in an inconvenient court and agrees not to plead or claim the same; and

(c)     waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture or the transactions contemplated hereby.

16.     Headings and Cross-references. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to section names or numbers are to such Sections of this Agreement unless stated otherwise.

17.     Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts including by facsimile or other electronic transmission each of which when so executed and delivered shall be an original, but all of which shall together constitute but one and the same instrument.

18.     Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

19.     Limitation of Liability of Owner Trustee. Notwithstanding anything contained herein to the contrary, this instrument has been executed by Wilmington Trust, National Association not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Wilmington Trust, National Association in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Issuer shall be subject to, and entitled to the benefits of, the laws and provisions of Articles VI, VII and VIII of the Trust Agreement. No recourse under any obligation, covenant or agreement of the Issuer contained in this Agreement shall be had against any agent, independent contractor, or other Person acting on behalf of the Issuer (including the Administrator and the Owner Trustee) as such by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise: it being expressly agreed and understood that this agreement is solely an obligation of the Issuer as a Delaware statutory trust, and that no personal liability whatever shall attach to or be incurred by any agent, independent contractor, or other Person acting on behalf of the Issuer (including the Administrator and Owner Trustee), as such, under or by reason of any obligations, covenants or agreements of the Issuer contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Issuer of any of its obligations, covenants or agreements, either at common law or at equity, or by statute or construction, of every such agent, independent contractor, or Person is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

20.     Third-Party Beneficiary. The Indenture Trustee on behalf of the Noteholders is an express third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

21.     Nonpetition Covenants. Notwithstanding any prior termination of this Agreement, the Administrator and the Indenture Trustee shall not, prior to the date which is one (1) year and one (1) day after the Notes have been Paid In Full, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court of government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

22.     Liability of Administrator. Neither the Administrator nor any of its directors, officers, employees or agents shall be under any liability to the Issuer, the Depositor, the Indenture Trustee, the Owner Trustee, or the Noteholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Administrator against any liability by reason of willful misfeasance, bad faith or negligence in the performance of its duties. The Administrator and any director, officer, employee or agent of the Administrator may conclusively reasonably rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement or any other Basic Document.

23.     Relocation. If the Administrator’s acting as administrator of the Issuer would cause a tax to be imposed by the State of California on the gross income of the Issuer or on dealer intangibles deemed to be owned by the Issuer, and if the Administrator does not assign this Agreement to a successor pursuant to Section 12, the Administrator shall, if in its reasonable discretion it believes it necessary, relocate its trust administrative functions such that the Issuer shall not, as evidenced by an opinion of a nationally recognized California tax counsel, reasonably satisfactory to the Owner Trustee, acting at the direction of the Noteholders representing a majority of the Note Balance of the Notes Outstanding of the Controlling Class, be subject to said California tax on its gross income or on any dealer intangibles.

24.     Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, Deutsche Bank Trust Company Americas and CRB, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Agreement agree that they will provide Deutsche Bank Trust Company Americas and CRB, as the case may be, with such information as either may request in order for Deutsche Bank Trust Company Americas and CRB to satisfy the requirements of the USA PATRIOT Act.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

CALIFORNIA REPUBLIC AUTO RECEIVABLES TRUST 2014-2

By:	Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee

By:
Name: Title:

CALIFORNIA REPUBLIC BANK, as Administrator

By:
Name: Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Indenture Trustee

By:
Name: Title:

By:
Name: Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Owner Trustee

By:
Name: Title:

EXHIBIT A

POWER OF ATTORNEY

STATE OF DELAWARE	}
}
COUNTY OF NEW CASTLE	}

KNOW ALL MEN BY THESE PRESENTS, that Wilmington Trust, National Association, a national banking association, not in its individual capacity but solely as owner trustee (the “Owner Trustee”) for California Republic Auto Receivables Trust 2014-2 (the “Issuer”), does hereby make, constitute and appoint California Republic Bank, as administrator (the “Administrator”) under the Administration Agreement, dated as of June 1, 2014 (as amended, supplemented or otherwise modified from time to time, the “Owner Trust Administration Agreement”), among the Issuer, the Owner Trustee, the Administrator and Deutsche Bank Trust Company Americas, as Indenture Trustee, and its agents and attorneys, as Attorneys-in-Fact to execute on behalf of the Owner Trustee or the Issuer all such documents, reports, filings, instruments, certificates and opinions as it should be the duty of the Owner Trustee or the Issuer to prepare, file or deliver pursuant to the Basic Documents, including, without limitation, to appear for and represent the Owner Trustee and the Issuer in connection with the preparation, filing and audit of federal, state and local tax returns pertaining to the Issuer, and with full power to perform any and all acts associated with such returns and audits that the Owner Trustee could perform, including without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restrictions on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements.

All powers of attorney for this purpose heretofore filed or executed by the Owner Trustee are hereby revoked.

Capitalized terms that are used and not otherwise defined herein shall have the meanings ascribed thereto in the Owner Trust Administration Agreement.

EXECUTED this [__] day of [                ], 2014.

WILMINGTON TRUST, NATIONAL ASSOCIATION

not in its individual capacity but solely as

Owner Trustee

By:
Name: Title: